NEITHER THIS SECURITY, NOR ANY SECURITY FOR WHICH THIS SECURITY IS EXERCISABLE, HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

FIRST BLUSH BRANDS, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. FW-[ ]	July 1, 2010

FIRST BLUSH BRANDS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, [______________] or its registered assigns (the "Holder"), is entitled to purchase from the Company up to _______ shares of Common Stock, subject to adjustment as set forth in Section 2 (each such share, a "Warrant Share" and all such shares, the "Warrant Shares"), at any time and from time to time commencing on the Commencement Date through and including the earlier of (i) the Expiration Date and (ii) the Redemption Date (as defined in Section 12(b) below), and subject to the following terms and conditions:

1.           Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.  Capitalized terms that are used and not defined in this Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

“Commencement Date” means the earlier of (i) one year following the Original Issue Date and (ii) six months after the initial closing of the sale by the Company of Equity Securities in an offering registered under the Securities Act of 1933, as amended.

“Exercise Price” means the price from time at which a Warrant Share may be purchased under this Warrant.  The Exercise Price shall initially be $1.00 and shall be automatically changed to the Qualified Price upon the Reset Date and shall be subject to adjustment pursuant to Section 10.

“Equity Securities” means any stock or similar securities, including, without limitation, securities containing equity features and securities containing profit participation features, or any securities convertible into or exchangeable for, with or without consideration, any stock or similar securities, or any securities carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

“Expiration Date” means the third anniversary of the Commencement Date.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its consolidated assets in one or a series of related transactions, (3) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property either of the Company or another Person, or (4) the dissolution, liquidation or winding up of the affairs of the Company.

“Original Issue Date” July 1, 2010.

"Purchase Agreement" means the Securities Purchase Agreement, dated July 1, 2010, to which the Company and the original Holder are parties.

“Qualified Financing” means the next financing of the Company through the issuance of Equity Securities resulting in gross proceeds to the Company of not less than $2,000,000.

“Qualified Price” means valuation per share of Common Stock used in the Qualified Financing.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE/AMEX, the NASDAQ Global Select market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board (or any successor exchange, market or quotation system to any of the foregoing) on which the Common Stock is listed or quoted.

2.           Adjustment on Reset Date.  Effective upon the closing of the Qualified Financing (the “Reset Date”), the Exercise Price shall be automatically changed to equal the Qualified Price. Promptly following the Reset Date, the Company will notify the Holder of the Exercise Price, as adjusted on the Reset Date.  In the event that the original Holder party to the Purchase Agreement transfers all or any portion of the Warrant issued to such Holder, or if any Holder exercises all or any part of the Warrant prior to the Reset Date, appropriate adjustments shall be made in the foregoing so as to account for such transfers and exercises, it being the intention that the foregoing adjustment be given effect as if the adjustments were made on the Original Issue Date and that transfers and exercises be accounted for as if they had occurred thereafter.

3.           Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4.           Registration of Transfers.  This Warrant may not be transferred except upon the Company’s reasonable satisfaction that such transfer will be in compliance with the Securities Act of 1933, as amended, and all other applicable law.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Annex A duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

5.           Exercise and Duration of Warrants.

(a)           This Warrant shall be exercisable by the registered Holder at any time and from time to time after the date hereof through and including the earlier of (i) 5:00 p.m., New York City time on the Expiration Date and (ii) the Redemption Date, if any.  Any portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           If, during the term of this Warrant, the Company authorizes or approves or enters into any agreement contemplating any Fundamental Transaction, the Company shall provide the Holder with at least ten (10) days’ advance written notice prior to the consummation of such Fundamental Transaction and this Warrant shall terminate unless exercised immediately prior to the consummation of such Fundamental Transaction.

(c)           The Company shall not effect any exercise of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of this Warrant pursuant to Section 5(a), to the extent that after giving effect to such exercise, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by the Holder or any of its affiliates (including, without limitation, any other notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this Section 5(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Section 5(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-KSB, Form 10-K, Form 10-QSB, Form 10-Q or Form 8-K, as the case may be (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants.

6.           Delivery of Warrant Shares.

(a)           The Holder shall not be required to physically surrender this Warrant unless this Warrant is being exercised for the aggregate Warrant Shares represented by this Warrant.  To effect exercises hereunder, the Holder shall duly execute and deliver to the Company at its address for notice set forth herein (or such to such other address as the Company may designate by notice in writing to the Holder), an Exercise Notice in the form of Annex B hereto, and shall pay the Exercise Price, if applicable, multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder. The Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which certificate may bear a legend substantially similar to the legend set forth at the top of the first page of this Warrant or, if the Common Stock is uncertificated, the Company shall cause the issuance of the Warrant Shares to be reflected in the records of the Company which shall bear a notation substantially similar to the legend set forth at the top of the first page of this Warrant.  The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available.  A “Date of Exercise” for purposes of this Warrant, means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)           If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), then the Holder will have the right to rescind such exercise.

(c)           The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.

(d)           Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(e)           The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

7.           Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

9.           Reservation of Warrant Shares.  The Company covenants that during the term that this Warrant is exercisable, the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.           Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)           Stock Dividends and Splits.  In the event that the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock or any other equity or equity equivalent securities that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of Warrant Shares and the Exercise Price shall each be adjusted, as appropriate, to give the Holder on exercise for the same aggregate Exercise Price, the total number, class and kind of shares as the Holder would have owned had the Warrant be exercised prior to the event and the holder continued to hold such shares until after the event requiring adjustment.  Any adjustment made pursuant to this Section 10(a) shall become effective concurrently with such event.

(b)           Notice of Adjustments.  Upon the occurrence of any adjustment pursuant to Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(c)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary to all of its stockholders, except for grants of options to management, (ii) authorizes, approves or enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction, or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.  The Holder is entitled to exercise this Warrant during the 10 day period commencing on the date of such notice to the effective date of the event triggering such notice.

11.           Payment of Exercise Price. Subject to Section 12(c) below, the Exercise Price shall be paid by the Holder to the Company in immediately available funds by wire transfer as instructed by the Company immediately prior to exercise or by certified or bank check made payable to the Company.

12.           Redemption

(a)           Redemption.  The Company shall have the right to redeem this Warrant in full for a redemption price (the “Redemption Price”) equal to $0.01 per Warrant Share then issuable upon exercise of this Warrant by giving written notice of the Company’s election to redeem this Warrant (the “Redemption Notice”) provided that (i) more than one year has elapsed since the Original Issuance Date, (ii) the closing price of the Common Stock in the Trading Market for the twenty (20) consecutive Trading Days ending on the Trading Day immediately preceding the day on which the Redemption Notice is sent to the Holder is equal to or exceeds 200% of the Qualified Price and (iii) the resale of the Warrant Shares is then the subject of an effective Registration Statement filed under the 1933 Act.

(b)           Date Fixed for, and Notice of, Redemption.  In the event the Company shall elect to redeem all or a portion of the Warrants, the Company shall fix a time and date for the redemption (the “Redemption Date”).  Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than ten (10) days prior to the Redemption Date to the registered Holder at the address of such Holder as it shall appear on the Warrant Register.  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered Holder received such notice.

(c)           Exercise After Notice of Redemption.  This Warrant may be exercised in accordance with Section 5 of this Warrant at any time after Notice of Redemption shall have been given by the Company pursuant to this Section 12 hereof and prior to the time and date fixed for redemption.  On and after the Redemption Date, the record holders of such Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

13.           No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.

14.           Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier, and (v) if given by electronic mail, then such notice shall be deemed given upon transmission thereof.  The addresses for such communications shall be:  (i) if to the Company, to First Blush Brands, Inc., Attn: Barrett A. Carrere, 9595 Wilshire Boulevard, Suite #900, Beverly Hills, CA  90212, or to Facsimile No.:  310-861-0840  or to barrett@firstblush.com (or to such other address as the Company shall indicate in writing in accordance with this Section), with a copy to Pamela E. Flaherty, Esq., Blank Rome LLP, 405 Lexington Avenue, New York, NY 10174, facsimile no.: (917) 332-3733, pflaherty@blankrome.com, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

15.           Warrant Agent.  Initially, the Company shall serve as warrant agent under this Warrant.  Upon five (5) days' notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

16.           Dispute Resolution.

(a)           Any controversy or claim that arises out of or relating to any Transaction Document, or the breach thereof, shall be finally settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on any award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

(b)           Any arbitration conducted pursuant to this Section 16 shall be conducted before a single neutral arbitrator who shall be a member of the Bar of the State of Delaware actively engaged in the practice of law for at least ten years and experienced in the area of corporate law.

(c)           The place of arbitration shall be Wilmington, Delaware.

(d)           Any arbitration conducted pursuant to this Section 16 shall be conducted under the laws of the State of Delaware.  The parties acknowledge that the Transaction Documents evidence a transaction involving interstate commerce.  The Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Section 16.

(e)           If more than one arbitration is at any time pending under this Section 16 and any party contends that two or more arbitrations are substantially related and that the issue should be heard in one proceeding, the arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that arbitrator.

(f)           Consistent with the expedited nature of arbitration, each party will, upon the written request of any other party, promptly provide such other party with copies of documents relevant to the issues raised by any claim or counterclaim.  Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator in such arbitration, which determination shall be conclusive.  All discovery shall be completed within forty-five days following the appointment of the arbitrator.

(g)           The award in any arbitration commenced under this Section 16 shall be made within nine (9) months of the filing of the related demand for arbitration, and the arbitrator in such arbitration shall agree to comply with such schedule before accepting appointment, provided that such time limit may be extended by agreement of the parties or by the arbitrator if the arbitrator determines that the same is necessary.

(h)           No arbitrator appointed pursuant to this Section 16 shall have any authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute.

(i)           The arbitrator in any arbitration pursuant to this Section 16 shall award to the prevailing party, if any as determined by the arbitrator, all of its costs and fees.  For such purposes, “costs and fees” shall mean all reasonable pre-award expenses of the arbitration and the mediation, if any, including the arbitrator’s fees, the mediator’s fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, reasonable attorney’s fees and all other costs reasonably incurred by the prevailing party in enforcing its rights under any Transaction Document.

(j)           The finding of the arbitrator in any arbitration under this Section 16 will be final and binding. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereover; provided, that any award of specific performance shall (1) be documented in a detailed written opinion containing findings of fact and law, and (2) be subject to review by any court to which such award is submitted for entry to the same extent that a similar award by the Delaware Court of Chancery would be subject to review by the Delaware Supreme Court.

17.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant, together with the Purchase Agreement, constitute the entire agreement between the Company and the Holder with respect to the subject matter of this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and its successors and assigns.

(b)           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)           Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

FIRST BLUSH BRANDS, INC.

By:
Name: Anthony G. Roth
Title: President

ANNEX A

FIRST BLUSH BRANDS, INC.

WARRANT ORIGINALLY ISSUED JULY 1, 2010

WARRANT NO. FW-[ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase  ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:  _______________, ____

_______________________________________
(Signature must conform in all respects to name of
holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________

Attach form W-9 or W-8, as applicable, for Transferee.

ANNEX B

EXERCISE NOTICE
FIRST BLUSH BRANDS, INC.
WARRANT DATED JULY 1, 2010
WARRANT NO. FW-[__]

The undersigned Holder hereby irrevocably elects to purchase  _____________ shares of Common Stock pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)           The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)           The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(3)           Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5)           By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 10 of this Warrant to which this notice relates and that the undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

Dated: _______________, ____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)